UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2024

WISA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15268 NW Greenbrier Pkwy Beaverton, OR	97006
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WISA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Initial Transaction

On April 19, 2024, WiSA Technologies, Inc., a Delaware corporation (the “Company”), closed (the “Closing”) an offering with certain purchasers signatory to that certain securities purchase agreement dated April 17, 2024 (the “Initial Transaction Purchase Agreement”). In the Closing, the Company issued and sold to such purchasers (a) in a registered direct offering, 225,834 shares (the “Initial Transaction Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, at an offering price of $3.321 per share, and (b) in a concurrent private placement, common stock purchase warrants (the “Initial Transaction Warrants”) exercisable for an aggregate of up to 225,834 shares of Common Stock, at an exercise price of $3.196 per share (the “Initial Transaction Warrant Shares”), for aggregate gross proceeds of $750,000.

The Initial Transaction Shares issued in the registered direct offering were offered pursuant to the Company’s shelf registration statement on Form S-3 (File 333-267211) (the “Shelf Registration Statement”), initially filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on September 1, 2022 and declared effective on September 13, 2022.

The Initial Transaction Warrants are exercisable upon issuance and expire on the fifth anniversary of the issuance date of the Warrants. Once issued, the Initial Transaction Warrants may be exercised, in certain circumstances, on a cashless basis pursuant to the formula contained in the Initial Transaction Warrants. The holder of a Initial Transaction Warrant may also effect an “alternative cashless exercise” on or after the initial exercise date. In such event, the aggregate number of shares of Common Stock issuable in such alternative cashless exercise pursuant to any given notice of exercise electing to effect an alternative cashless exercise shall equal the product of (x) the aggregate number of shares of Common Stock that would be issuable upon exercise of the Initial Transaction Warrant in accordance with the terms of the Initial Transaction Warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 0.65.

The Initial Transaction Warrants (and the shares of Common Stock issuable upon the exercise of the Initial Transaction Warrants) were not registered under the Securities Act, and were offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The Initial Transaction Warrants are immediately exercisable upon issuance, will expire five years from the date of issuance, and in certain circumstances may be exercised on a cashless basis.

The Company previously filed the form of Initial Transaction Warrant and form of Initial Transaction Purchase Agreement as Exhibit 4.1 and Exhibit 10.1, respectively, to the Form 8-K filed on April 18, 2024. The foregoing does not purport to be a complete description of each of the Initial Transaction Warrants and Initial Transaction Purchase Agreement, and is qualified in its entirety by reference to the full text of each of such document, which are filed as Exhibits 4.1 and 10.1, respectively, to this Form 8-K and incorporated herein by reference.

Sullivan & Worcester LLP, counsel to the Company, delivered an opinion as to the validity of the Initial Transaction Shares, a copy of which is attached to this Form 8-K as Exhibit 5.1 and is incorporated herein by reference.

Second Transaction

On April 19, 2024, the Company entered into a securities purchase agreement (the “Second Transaction Purchase Agreement”) with certain purchasers, pursuant to which the Company agreed to issue and sell to such purchasers (a) in a registered direct offering, 361,904 shares (the “Second Transaction Shares”) of Common Stock, at an offering price of $5.250 per share, and (b) in a concurrent private placement, common stock purchase warrants (the “Second Transaction Warrants”) exercisable for an aggregate of up to 542,856 shares of Common Stock, at an exercise price of $5.06 per share (the “Second Transaction Warrant Shares”), for aggregate gross proceeds of approximately $1.9 million (such offerings, the “Second Offerings”). The Second Offerings are expected to close on April 23, 2024, subject to customary closing conditions.

Second Transaction Private Placement Warrants

The Second Transaction Warrants will be exercisable upon issuance and expire on the fifth anniversary of the issuance date of the Second Transaction Warrants. Once issued, the Second Transaction Warrants may be exercised, in certain circumstances, on a cashless basis pursuant to the formula contained in the Second Transaction Warrants. The holder of a Second Transaction Warrant may also effect an “alternative cashless exercise” on or after the the receipt of stockholder approval. In such event, the aggregate number of shares of Common Stock issuable in such alternative cashless exercise pursuant to any given notice of exercise electing to effect an alternative cashless exercise shall equal the product of (x) the aggregate number of shares of Common Stock that would be issuable upon exercise of the Second Transaction Warrant in accordance with the terms of the Second Transaction Warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 0.65.

Obligations under the Second Transaction Purchase Agreement

Pursuant to the Second Transaction Purchase Agreement, the Company agreed to, among other things:

(a)	subject to certain exceptions, (i) not offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of its shares of Common Stock or securities convertible into Common Stock until 30 days after the closing date of the Second Offerings, and (ii) not issue certain securities if the issuance would constitute a Variable Rate Transaction (as such term is defined in the Second Transaction Purchase Agreement) for a period of six months from the closing date of the Second Offerings, in each case unless the Company is required to complete a financing prior to the applicable date in order to satisfy Nasdaq’s continued listing requirements;

(b)	as soon as practicable (and in any event by May 10, 2024), file a registration statement on Form S-1 or another appropriate form providing for the resale of the Second Transaction Warrant Shares, use commercially reasonable efforts to cause such registration statement to become effective within 90 days of the closing date of the Second Offerings, and keep such registration statement effective at all times until no purchaser owns any Second Transaction Warrants or Second Transaction Warrant Shares issuable upon exercise thereof; and

(c)	hold a meeting of stockholders of the Company for the purpose of approving the “alternative cashless exercise” feature in the Second Transaction Warrant, which meeting shall be held on or before September 30, 2024.

In addition, pursuant to the Second Transaction Purchase Agreement, the purchasers and the Company agreed to amend the Initial Transaction Warrant such that the “alternative cashless exercise” feature in the Initial Transaction Warrant” becomes operative only upon stockholder approval. The Company agreed to hold a meeting of stockholders of the Company for the purpose of approving the “alternative cashless exercise” feature in the Initial Transaction Warrant, which meeting shall be held on or before September 30, 2024.

Second Transaction Placement Agency Agreement

In connection with the Second Offerings, on April 19, 2024, the Company entered into a placement agency agreement (the “Second Transaction Placement Agency Agreement”) with Maxim Group LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as placement agent on a “reasonable best efforts” basis in connection with the Second Offerings. The Company will pay the Placement Agent an aggregate fee equal to 8.0% of the gross proceeds raised in the Second Offerings. The Company will reimburse the Placement Agent $50,000 for expenses in connection with the Second Offerings.

Pursuant to the Second Transaction Placement Agency Agreement, the Company agreed, among other things and subject to certain exceptions, not to, without the prior written consent of the Placement Agent, offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of its shares of Common Stock or securities convertible into Common Stock until 30 days after the closing date of the Second Offerings.

The Second Transaction Placement Agency Agreement and the Second Transaction Purchase Agreement each contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, the Placement Agent, or the purchasers in the Second Offerings, as the case may be, other obligations of the parties and termination provisions.

The Second Transaction Shares to be issued in the registered direct offering were offered pursuant to the Company’s registration statement on Form S-3 (File No. 333-267211), initially filed by the Company with the SEC under the Securities Act on September 1, 2022 and declared effective on September 13, 2022.

The Second Transaction Warrants (and the shares of Common Stock issuable upon the exercise of the Second Transaction Warrants) are not being registered under the Securities Act, and were offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) thereof and/or Rule 506(b) promulgated thereunder.

Item 3.02.	Unregistered Sales of Equity Securities

The applicable information set forth in Item 1.01 of this Form 8-K with respect to the issuance of Initial Transaction Warrants, Initial Transaction Warrant Shares, the Second Transaction Warrants and the Second Transaction Warrant Shares is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Warrant (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 18, 2024).
5.1	Opinion of Sullivan & Worcester LLP dated April 19, 2024.
10.1	Form of Securities Purchase Agreement by and between the Company and certain institutional investors dated April 17, 2024 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 18, 2024).
23.1	Consent of Sullivan & Worcester LLP (contained in Exhibit 5.1 above).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document.).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2024	WISA TECHNOLOGIES, INC.

	By:	/s/ Brett Moyer
		Name:	Brett Moyer
		Title:	Chief Executive Officer